Exhibit 10

                                        TEXTRON                            1994
LONG-TERM INCENTIVE PLAN   ARTICLE I -- GENERAL        1.1 PURPOSE.  This  Plan
authorizes the grant of stock options ("Options") and/or performance share units ("Performance Share Units") to officers and other selected employees of Textron Inc. ("Textron") and its related companies to induce them to continue as Textron employees and to reward them for improvement in Textron's long-term
performance.        1.2 ADMINISTRATION.  (a) The Board of Directors of  Textron
(the "Board") shall appoint from among its members a committee (the "Committee") consisting of no fewer than three directors, none of whom shall be eligible, and none of whom shall have been eligible at any time within one year prior to or after exercising discretion in administering the Plan, for any award under the Plan or under any other employee benefit plan of Textron or any related company. Unless otherwise specified by the Board, the Committee, for purposes hereof, shall mean the Organization and Compensation Committee of the
Board.        (b) The Committee shall have the power subject to and within  the
limits of the Plan:                 (1)  to determine from  time to time  which
eligible persons shall be       granted  Options under the Plan, which  Options
shall be "Incentive       Options" and which shall be "Non-Qualified  Options,"
as each is      hereinafter defined, the term of each granted Option, the  time
or times       during the term of each  Option within which all or portions  of
the Option        may be  exercised and the  number of shares  covered by  each
Option;              (2) to determine from time to time which eligible  persons
shall be      granted Performance Share Units under the Plan, to fix the number
of       Performance Share  Units covered by each  grant and the conditions  of
each       grant;               (3) to construe  and interpret the Plan and  to
establish, amend and      revoke rules and regulations for its  administration.
The Committee, in       the exercise  of this power, shall generally  determine
all questions of      policy and expediency that may arise and may correct  any
defect, omission          or inconsistency  in  the Plan  or in  any  agreement
evidencing an award      hereunder in a manner and to the extent it shall  deem
necessary or      expedient to make the Plan fully  effective;              (4)
to prescribe the terms  and provisions of  any award under an        Option  or
Performance Share Unit  granted pursuant to  this Plan;                 (5)  to
authorize payments in  accordance with  Sections 2.5, 3.3,  3.4        or  3.6;
and             (6) generally, to exercise such powers and to perform such acts
in        connection  with the Plan  as are  deemed necessary  or expedient  to
promote      the best  interests of Textron.         (c) The Board at any  time
may designate one or more officers or committees of Textron to act in place of the Committee in making any determination or taking any action under the Plan. Notwithstanding the above, all decisions concerning the Plan that relate to persons who are Directors or Principal Officers of Textron shall be made by the
Committee.         (d) The Board at  any time may revest administration of  the
Plan, including all powers and duties of the Committee, in the Board, provided that in any matter relating to the administration of the Plan, a majority of the Board and a majority of the directors acting on such matter shall not be eligible, and shall not have been eligible at any time within one year prior thereto, for a grant under the Plan or under any other employee benefit plan of Textron or any related company. In such event all references herein to the
Committee      shall      be       deemed      to       refer      to       the
Board.                                          A-1         (e) All  actions
of the Board, the Committee or any designate under Section 1.2(c) in connection with the Plan shall be final, conclusive and binding. No member of the Board, the Committee or any designated committee, nor any designated officer, shall be liable for any action taken or decision made in good faith relating to the Plan
or any grant or award  hereunder.         1.3  ELIGIBILITY.  The Committee  may
grant Options or Performance Share Units under the Plan to any full-time employee of Textron or of any related company (determined at the date of grant) who is a corporate officer, Division or subsidiary president, administrative or professional employee, or other selected employee capable of making a substantial contribution to the success of Textron. Options or Performance Share Units may be granted to full-time employees who are also members of the Board. In making grants and determining their form and amount, the Committee shall consider functions and responsibilities of the employee, the employee's potential contributions to profitability and sound growth of Textron and such
other factors as the Committee deems relevant.        1.4 GRANTS.  Grants under
the Plan may be comprised of either or both of the following:               (a)
Options as described in Article II; and             (b) Performance Share Units
as described in Article III;        1.5 EFFECTIVE DATE OF PLAN.  The Plan shall
be submitted to Textron shareholders for approval at the annual meeting on April 27, 1994, or at any adjournment of such meeting, and shall become effective immediately following its approval by the affirmative vote of the holders of a majority of the shares present and entitled to vote at such
meeting.          1.6 AGGREGATE LIMITATION  ON GRANTS.   (a) Shares of  Textron
Common Stock ("Common Stock") which may be issued pursuant to grants under the Plan may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock purchased or acquired by Textron for this or any other purpose. Subject to section 4.9(a) (relating to adjustments upon changes in stock), the maximum number of shares of Common Stock which may be subject to Options under the Plan shall be 5,000,000, and the maximum number of Performance Share Units which may be granted under the Plan shall be
1,200,000.        (b) In  the event that (1) any Option granted under the  Plan expires unexercised or is terminated or cancelled for any reason without having been exercised in full or (2) all or any part of any Performance Share Units granted under the Plan are terminated or unearnable for any reason, the number of shares of Common Stock theretofore subject to such Option, or the number of such Performance Share Units, or the unexercised, terminated, cancelled or unearnable portion thereof, shall be added to the remaining number of shares of Common Stock and Performance Share Units, respectively, available for grant
under the Plan.    ARTICLE II  -- OPTIONS          2.1 GRANT  OF OPTIONS.   The
Committee may from time to time, subject to the provisions of the Plan and such other terms and conditions as it may prescribe, grant to eligible employees one or more Options to purchase shares of Common Stock under the Plan. A maximum of 75,000 Options can be granted to any eligible employee during any calendar year. Options granted hereunder may be incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as it may be amended. Section 422 and the Internal Revenue Code of 1986, as each may be in effect from time to time, are hereinafter referred to, respectively as Section 422 and the Code. Options granted hereunder which are not Incentive Options are
referred to as  "Non-Qualified Options."  A-2   ^L                 2.2  OPTION
AGREEMENTS. The grant of an Option shall be evidenced by a written Option Agreement, executed by Textron and the optionee, stating the number of shares of Common Stock subject to the Option, designating whether and to what extent the Option is an Incentive Option and containing such investment representations and other terms and conditions as the Committee may from time to time determine, or as may be required by Section 422 or any other
applicable law.             2.3  OPTION PRICE.   The  purchase  price for   the
Common Stock covered by any Option granted under the Plan shall in no case be less than 100% of the fair market value of such Common Stock at the time the Option is granted. The purchase price of the shares as to which an Option shall be exercised shall be paid in full at the time of exercise at the election of the optionee (1) in cash, (2) by tendering to Textron shares of Common Stock then owned by the optionee having a fair market value equal to such purchase price, or (3) partly in cash and partly in shares of Common Stock valued at
fair market value.        2.4 TERM OF OPTION.  The term of each Option  granted
under the Plan shall be for such period as the Committee shall determine but not more than 10 years from the date of grant thereof in the case of an
Incentive Option.  Each  Option shall  be  subject to  earlier  termination  as
provided in Section  2.6 or  under Section  2.7, if  applicable.            2.5
EXERCISE OF OPTION. Each Option granted under the Plan shall be exercisable on such date or dates during the term thereof and for such number of shares of Common Stock as may be provided in the Option Agreement evidencing its grant provided that an Option shall not be exercisable for less than 50 shares (or the remaining number of shares subject to the Option if that number is less than 50). No option shall be exercisable for at least six months after the date of its issuance. To exercise an Option as to all or part of the shares covered thereby, an optionee shall furnish to the Secretary of Textron at Textron's principal office written notice of such exercise together with the purchase price for the shares. The notice shall specify the number of shares then being purchased. In the discretion of the Committee, the Option Agreement may provide that shares may be issued in the name of the optionee and another person jointly with rights of survivorship. During the life of the optionee, an Option shall be exercisable only by the optionee or by the optionee's guardian or
legal representative.             2.6 TERMINATION  OF EMPLOYMENT.   (a)  If  an
optionee's employment with Textron or a related company shall terminate for cause, as determined by the Committee, all Options held by the optionee shall
expire immediately.         (b) If the employment with Textron and its  related
companies of an optionee who is not described in Section 2.6(a) shall end after the optionee has become eligible under a Textron salaried employees' pension plan for a normal or an early retirement benefit, the optionee shall have the right to exercise each Option granted to the optionee within 36 months after the end of the optionee's employment (or within such shorter period as may be specified in the related Option Agreement) to the extent the Option is
exercisable at the time of  exercise.          (c) If an optionee's  employment
with Textron and its related companies shall end as a result of the optionee's total disability, the optionee shall have the right to exercise each Option granted to the optionee as to all unexercised shares until the expiration of its term. For purposes of the foregoing sentence and section 3.5(b)(1), "total disability" shall mean a permanent mental or physical disability as determined
by the Committee.        (d) If an optionee shall die while employed by Textron
or a related company or while any Option granted to the optionee is still exercisable under Section 2.6(b), (c) or (e), any such Option may be exercised as to all unexercised shares within a period of one year from the date of the optionee's death by the executor or A-3 ^L administrator of the optionee's estate or by the person or persons to whom the optionee shall have transferred such right by will or by the laws of descent or
distribution.          (e)  If an  optionee's employment with  Textron and  its
related companies  shall end for any  reason not specified in  Sections 2.6(a),
(b), (c) or (d), the optionee shall have the right to exercise each Option granted to the optionee within three months after his or her termination but, unless otherwise determined by the Committee, only to the extent the
Option is exercisable at the time of such termination of employment.        (f)
Notwithstanding anything to the contrary in this Section 2.6, in no event shall
an Option be exercisable after the expiration of its term.        2.7 INCENTIVE
OPTIONS.  (a) Incentive  Options shall be subject  to the additional terms  and
conditions of this Section 2.7.        (b) No Incentive Option shall be  issued
hereunder to any individual who, at the time the Incentive Option is granted, owns stock possessing more than 10 percent of the total combined voting power
of all classes of stock of Textron  or any related company.         (c) To  the
extent that the  aggregate fair  market value (determined  as of  the time  the
Incentive Option is granted) of the Common Stock with respect to which any incentive stock options granted are exercisable for the first time by an optionee during any calendar year (under all employee benefit plans of Textron and its related companies) exceeds $100,000 (or such larger maximum as may be permitted under the Code for incentive stock options granted to an individual employee at the time the Incentive Option is granted), such options shall be
treated as Non-Qualified  Options.           (d) Any optionee  who disposes  of
shares of Common Stock acquired by or pursuant to exercise of an Incentive Option by sale, exchange, gift or other disposition described in Section 424(c) of the Code, either (1) within two years after the date of the grant of the Incentive Option under which the shares were acquired, or (2) within one year of the acquisition of such shares, shall notify the Secretary of Textron at Textron's principal office of such disposition, the amount realized, the exercise price and the date of exercise of such shares. Textron shall have the right to withhold from other sums which it may owe to the optionee, or to accept remittance by the optionee of sums in lieu of, an amount sufficient to satisfy any Federal, state and local withholding tax requirements relating to
such a disposition.         (e) The Option Agreement with respect to  Incentive
Options shall contain such other provisions as may be required by Section 422 or any other applicable law. ARTICLE III -- PERFORMANCE SHARE UNITS 3.1 AWARD OF PERFORMANCE SHARE UNITS. (a) The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to eligible employees one or more
Performance Share Units. Such grants shall be evidenced in writing.         (b)
"Performance Share  Units"  means  fictional shares  of  Textron  Common  Stock accumulated and accounted for under this Plan for the sole purpose of determining the cash amount of any distribution on account of earned Performance Share Units. The existence of Performance Share Units is for record-keeping purposes only and does not require any segregation of
assets.          3.2 CONDITIONS OF  GRANT.  When a  grant of Performance  Share
Units is made, the Committee shall determine: (1) the number of Performance Share Units included in the grant; (2) the primary and minimum performance targets ("Performance Targets") or measures ("Performance Measures"), as described further in Section 3.4; and (3) the period ("Award Period") during which the Performance Targets or Performance Measures are to be
accomplished.                                              A-4            3.3
PAYMENT FOR PERFORMANCE SHARE UNITS. Payment in respect of earned Performance Share Units shall be due not more than 90 days after the Award Period for such Performance Share Units has ended. Such payment shall be in an amount determined under Section 3.6, or in a greater amount pursuant to the last two sentences of Section 3.4, and shall be made in one or more equal annual installments subject to such terms and conditions as the Committee shall
specify. Payments for Performance Share Units shall be made in cash.        3.4
PERFORMANCE MEASURES AND PERFORMANCE TARGETS. Upon making a grant of Performance Share Units, the Committee shall establish one or more Performance Measures or primary and minimum Performance Targets to be attained for the Award Period as a condition of the related Performance Share Units being earned in whole or part. The Committee may establish Performance Measures or Performance Targets for Textron and for any of its Divisions, subsidiaries or other business units. Performance Measures or Performance Targets may be expressed as an increase in Textron's earnings per share, net operating profit, return on equity or in terms of any other standard, financial or otherwise, as the Committee may determine. Attainment of a primary Performance Target in an Award Period shall result in the earning of all of the Performance Share Units related to that Performance Target. Failure to attain a minimum Performance Target in an Award Period shall result in the failure to earn any of Performance Share Units related to that Performance Target. Attainment between a primary and a minimum Performance Target in an Award Period shall result in the earning of a portion of the Performance Share Units related to those Performance Targets, as the Committee or, in the case of non-officers, the chief executive officer of Textron, may determine. Achievement beyond a primary Performance Target may result in the earning of more than the value of the Performance Share Units related to that Performance Target, as the Committee may determine. Performance Share Units, or any amount in excess of the value of the Performance Share Units, related to one or more Performance Measures shall
be earned only  as determined  by the Committee.            3.5 TERMINATION  OF
EMPLOYMENT. (a) If a grantee's employment with Textron or a related company shall terminate for less than acceptable performance, as determined by the Committee, all of the grantee's outstanding Performance Share Units will be
cancelled immediately.           (b)  If the  employment with  Textron and  its
related companies of a grantee who is not described in Section 3.5(a) shall end during an Award Period but more than one year after its beginning: (1) due to
death  or total disability,  or after the grantee   has        become  eligible
for an early or normal retirement benefit under a Textron      pension plan for
salaried employees,  the grantee or the  grantee's       successor  in interest
shall be entitled to payment on  account of the       Performance  Share  Units
earned  during that   Award Period,   if any,  as  if           the   grantee's
employment had continued throughout  that Award Period;  or                 (2)
otherwise than as described in Section 3.5(b)(1), the Committee may deem all or any portion of the grantee's Performance Share Units for that Award
Period to have been earned.         (c) If a grantee's employment with  Textron
and its related companies shall end during an Award Period but one year or less after its beginning, all of the grantee's Performance Share Units relating to
that Award Period shall be cancelled.          3.6 AMOUNT OF PAYMENT FOR  SHARE
UNITS. Any payment with respect to earned Performance Share Units shall be made in cash and shall be in an amount equal to the product of (1) the current value of Textron Common Stock on the date on which they are deemed earned, times (2) the number of whole and fractional Performance Share Units which have been earned. For purposes of this Plan, earned Performance Share Units shall be deemed earned as of the last day of the applicable Award Period unless the
Committee determines otherwise.                                             A-5
^L         3.7 CURRENT VALUE.   As used in the  Plan, the "current value" of  a
share of Textron Common Stock on any date shall be the average of the composite closing prices therefor, as reported in The Wall Street Journal, for the ten
trading days after the date.   ARTICLE IV --  MISCELLANEOUS        4.1  GENERAL
RESTRICTION. Each grant or award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that any listing or registration of the shares of Common Stock or any consent or approval of any governmental body, or any other agreement or consent, is necessary or desirable as a condition of a grant, an award or issuance of Common Stock or cash in satisfaction thereof, such grant or award may not be consummated unless each such requirement is satisfied in a manner acceptable to the Committee. 4.2 NON-ASSIGNABILITY. No award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent
and distribution.         4.3 WITHHOLDING TAXES.  Whenever Textron proposes  to
or is required to issue or transfer shares of Common Stock under the Plan, Textron shall have the right to withhold or to require the participant to remit to Textron an amount sufficient to satisfy any Federal, state and local withholding tax requirements. Whenever under the Plan payments by Textron are to be made in cash, such payments shall be net of an amount sufficient to
satisfy any Federal, state and local withholding tax  requirements.         4.4
NO RIGHT TO EMPLOYMENT. Nothing in the Plan or in any agreement entered into pursuant to it shall confer upon any participant the right to continue in the employment of Textron or a related company or affect any right which Textron or a related company may have to terminate the employment of such
participant.         4.5 NON-UNIFORM  DETERMINATION.  The determinations  under the Plan of the Committee or of any designate (including without limitation its determinations of the persons to receive grants or awards, the form, amount, timing and payment of such grants or awards, the terms and provisions of such grants or awards, and the establishment of Performance Measures or Performance Targets) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not
such persons are similarly  situated.          4.6 NO RIGHTS AS   SHAREHOLDERS.
Recipients of grants or awards under the Plan shall have no rights as shareholders of Textron unless and until certificates for shares of Common
Stock are issued to  them.          4.7 FAIR  MARKET VALUE.   Except as may  be
required by Section 422 or any other applicable law, as used in the Plan, "fair market value" on any date shall be the simple average of the high and low prices of the Common Stock on the New York Stock Exchange Composite
Transactions Listing on such date.        4.8 RELATED COMPANY.  As used in  the
Plan "related company" means any corporation in which Textron at the time in question owns, directly or indirectly, stock possessing 50 percent or more of the total combined voting power of all classes of stock and any corporation which at the time in question owns, directly or indirectly, a similar interest
in Textron.          4.9 ADJUSTMENTS  FOR CERTAIN CHANGES.   (a) The  aggregate
number of shares of Common Stock and of Performance Share Units available for grant under the Plan, the number of shares of Common Stock covered by each outstanding Option or Performance Share Unit and the price per share thereof, and the maximum number of Options that can be awarded to any eligible employee shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend or any other increase or decrease in such shares effective without
receipt of  consideration  by  Textron. A-6  ^L          (b) The  Committee may
in its discretion and for purposes of determining whether Performance Measures or Performance Targets have been met, equitably restate Textron's earnings per share, net operating profit, return on equity or any other standard utilized in establishing the Performance Measures or Performance Targets in order to take into account the effect, if any, of (1) acquisitions or dispositions of businesses by Textron, (2) extraordinary and non-recurring events, (3) a change in capitalization described in Section 4.9(a), or (4) any change in accounting practices, tax laws or other laws or regulations that, in the opinion of the Committee, significantly affects the
financial performance  of Textron.             4.10  CHANGE  IN CONTROL.    (a)
Notwithstanding any other provision of this Plan,  in the event of a change  in
control as defined in Section 4.10(b):                (1) the Award Period  for
each outstanding Performance  Share Unit        shall end,  and each such  unit
shall be deemed to have been earned, as of      the end of the Award Period and
shall be payable immediately  and in full;        and                 (2)  each
unexpired Option shall be exercisable,  beginning       immediately, as to  all
remaining shares subject to the Option.        (b) For purposes of this Plan, a
"change in control" shall occur if (i) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")) other than Textron, any "person" who on February 23, 1994 was a director or officer of Textron, any trustee or other fiduciary holding Common Stock under an employee benefit plan of Textron or a related company, or any corporation which is owned, directly or indirectly, by the stockholders of Textron in substantially the same proportions as their ownership of Common Stock, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act) of more than thirty percent (30%) of the then outstanding voting stock of Textron, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by Textron's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof, or (iii) the shareholders of Textron approve a merger or consolidation of Textron with any other corporation, other than a merger or consolidation which would result in the voting securities of Textron outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of Textron or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the shareholders of Textron approve a plan of complete liquidation of Textron of an agreement for the sale or disposition by Textron
of all or  substantially all of  Textron's assets.           4.11 AMENDMENT  OR
TERMINATION  OF  THE  PLAN.    The  Board,  without  further  approval  of  the
shareholders, may at any time terminate the Plan or any part thereof and may from time to time amend the Plan as it may deem advisable including with respect to Incentive Options any changes deemed necessary or desirable to comply with Section 422 and any regulations thereunder; provided, however, that without shareholder approval, the Board may not (a) increase the aggregate number of shares of Common Stock which may be issued under the Plan (other than increases permitted under Section 4.9(a)) or (b) extend the period during which an Incentive Option may be exercised beyond 10 years. Termination or amendment of the Plan shall not, without the consent of the individual, affect any right of such individual (including without limitation any right under Section 4.10)
under an award previously granted.                                         A-7